EX-10-1
BANCO POPULAR



May 1, 1997



Mr. E. Merle Randolph
Vice President
Wallace International de PR, Inc.
175 McClellan Highway
East Boston, Massachusetts 02128

Dear Mr. Randolph:

We are pleased to confirm that Banco Popular de Puerto Rico ("the Bank") has approved an increase in the line of credit of Wallace International de PR, Inc. ("the Borrower") subject to the terms and conditions outlined below:

Amount        :                     $1,000,000

Type          :                     Revolving line of credit

Purpose       :                     Funds will be used for working capital needs
                                    of Wallace International de PR, Inc. or of its parent company, Wallace
                                    International Silversmiths, Inc.

Repayment     :                     Revolving.

Interest Rate :                     Interest rate on the notes to be set on the
                                    day an advance is made based on LIBOR plus
                                    1.75%, or if the Borrower so chooses,
                                    pricing will be based on the Bank's Prime
                                    Rate less 25% fluctuating concurrently with any changes in the Bank's Prime Rate from time to time. Interest to be paid monthly in arrears on a 360 days basis.

Broken
Funding Rate  :                     Upon at least 30 days prior written notice,
                                    Wallace PR may prepay the note, in whole or in part, with accrued interest without a prepayment penalty on repricing date, it shall reimburse for any applicable funding losses the Bank may incur as a consequence of redeploying such funds. Each partial prepayment shall be made in an aggregate:
                                    amount not less than $50,000 and shall be applied on the unpaid installments in the inverse order of maturities.


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Mr. E. Merle Randolph
May 1, 1997
Page 2


Maturity    :                       May 31, 1998

Tenor       :                       Short term notes up to 90 days

Security/Collateral:

     1. Unlimited and Continuous Guaranties from Wallace International Silversmiths, Inc., Towle Manufacturing Company and Syratech Corp.

     2. Wallace de PR will not encumber its silver inventory located at the Wallace International de PR, Inc. facilities in San German, Puerto Rico. (Negative pledge of assets).

Other Terms and Conditions:

     1. Apply the proceeds of the loan for the specific purposes as herein agreed to by the Borrower and the Bank and make punctual payments.

     2.   Preserve Corporate existence and going concern status.

     3. Submit annual audited financial statements of Borrower and Guarantors within one hundred and twenty (120) days after close of fiscal year end.

     4.   Comply with all applicable statutes, laws and regulations.

     5. Any legal expenses incurred in connection with the drafting, execution and registration of legal documents shall be paid by the Borrower.

Mr. E. Merle Randolph
May 1, 1997
Page 3



All other terms and conditions specified on the Line of Credit Agreement dated October 15, 1996 shall remain in full force and effect.

Kindly note that we will be at your disposal to clarify any questions pertaining to the foregoing transaction at your convenience.


Cordially,



Janice A. Vazquez
Credit Officer
Corporate Banking Division

Terms and Conditions Agreed and Accepted:
Wallace International de PR, Inc.



________________________________
Authorized Signature


c. Ana E. Rivera, Esq.